SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  -------------

                                    FORM 11-K

                                  -------------
(Mark One)

(X)              ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                   For the fiscal year ended December 31, 1995

                                       OR
( )             TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                For the transition period from _______ to _______

                          Commission file number 1-8608

                                  -------------

                   NYNEX Corporation Savings and Security Plan
                            (Non-Salaried Employees)

                                  -------------


                                NYNEX Corporation
              1095 Avenue of the Americas, New York, New York 10036

Item 1.       Financial Statements and Exhibits.

      (a)     Financial Statements of the Plan* included herein:

              Report of Independent Accountants

              Financial Statements:

                  Statements of Net Assets Available for Plan Benefits as of December 31, 1995 and 1994

                  Statements of Changes in Net Assets Available for Plan Benefits for the Years Ended December 31, 1995 and 1994

                  Notes to Financial Statements

              Schedules:

                  Item 27a - Schedule of Assets Held for Investment Purposes as of December 31, 1995

                  Item 27d - Schedule of Reportable (5%) Transactions as of December 31, 1995

                  Other schedules are omitted because the information required is contained in the financial statements or is not applicable.


      (b)     Exhibits:

                  (23) Consent of Coopers & Lybrand L.L.P.












___________________________
* This and certain other capitalized terms used but not defined herein shall have their respective meanings as defined in the Plan Prospectus.

                        REPORT OF INDEPENDENT ACCOUNTANTS



To the Employees' Benefit Committee of NYNEX Corporation:

We have audited the Statements of Net Assets Available for Plan Benefits of the NYNEX Corporation Savings and Security Plan (Non-Salaried Employees) as of December 31, 1995 and 1994, and the related Statements of Changes in Net Assets Available for Plan Benefits for each of the two years in the period ended December 31, 1995. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for plan benefits of the NYNEX Corporation Savings and Security Plan (Non-Salaried Employees) as of December 31, 1995 and 1994 and the changes in net assets available for plan benefits for each of the two years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules of assets held for investment purposes as of December 31, 1995 and reportable (5%) transactions as of December 31, 1995 are presented for the purpose of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The Fund Information in the Statements of Net Assets Available for Plan Benefits as of December 31, 1995 and 1994 and the Statements of Changes in Net Assets Available for Plan Benefits for each of the two years in the period ended December 31, 1995 is presented for purposes of additional analysis rather than to present the net assets available for plan benefits and changes in net assets available for plan benefits of each fund. The supplemental schedules and Fund Information have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.


/s/ COOPERS & LYBRAND L.L.P.

New York, New York
June 24, 1996

      NYNEX CORPORATION SAVINGS AND SECURITY PLAN (NON-SALARIED EMPLOYEES)
               Statement of Net Assets Available for Plan Benefits
                                December 31, 1995
                             (Dollars in Thousands)

                                                                                   Fund Information
                                                       ----------------------------------------------------------------------
                                                       NYNEX                                                      Diversified
                                                       Shares       Telecommunications        Government            Equity
                                                        Fund               Fund               Obligations          Portfolio
                                                       -----        ------------------        -----------         -----------
ASSETS

Investments at fair market value
  (cost $1,585,056) (see Notes 2 and 3)
    NYNEX Corporation common shares              $1,344,336             $  7,430            $    -              $    -
    Government Obligations pooled fund                 -                    -                   4,719                -
    Contracts with insurance companies
     and other financial institutions                  -                    -                    -                   -
    Telecommunications Fund common shares,
     excluding NYNEX Corporation common shares         -                 136,274                 -                   -
    Value of Plan's participation in
     Master Trust (Note 3)                             -                    -                    -                87,630
    Temporary cash investments                        9,197                1,074                 -                   -
    Receivable for loan to participants               -                     -                    -                   -
                                                  ------------------------------------------------------------------------
           Total Investments                      1,353,533              144,778                4,719             87,630

Allotments and contributions receivable (Note 1)      2,042                   52                   15                376
InterFund, interPlan and other
 transfers receivable-net                               -                    115                   69                109
Dividends and interest receivable                        38                  569                  -                   -
Other receivables                                       -                   -                     -                   -
                                                  ------------------------------------------------------------------------
           Total Assets                          $1,355,613              145,514                4,803             88,115

LIABILITIES

Expenses payable & other payables                       173                   15                   -                  12
InterFund, interPlan and other transfers
 payable - net                                          370                 -                      -                   -
Payable for securities purchased                         -                   144                   -                   -
                                                  ------------------------------------------------------------------------
           Total Liabilities                            543                  159                   -                   12
                                                  --------------------------------------------------------------------------

Net Assets Available for Plan Benefits
 (Notes 1 and 2)                                 $1,355,070             $145,355               $4,803             $88,103
                                                 ========================================================================






                       See notes to financial statements.

      NYNEX CORPORATION SAVINGS AND SECURITY PLAN (NON-SALARIED EMPLOYEES)
         Statement of Net Assets Available for Plan Benefits (Continued)
                                December 31, 1995
                             (Dollars in Thousands)

                                                                             Fund Information
                                                      -----------------------------------------------------------
                                                                                      Active U.S.
                                                      Interest Income       Loan        Equity      U.S. Balanced
                                                             Fund           Fund         Fund           Fund
                                                      ---------------       ----        ------      --------------
ASSETS

Investments at fair market value
  (cost $1,585,056) (see Notes 2 and 3)
    NYNEX Corporation common shares                     $     -         $    -        $   -          $   -
    Government Obligations pooled fund                        -              -            -              -
    Contracts with insurance companies
     and other financial institutions                     454,530            -            -              -
    Telecommunications Fund common shares,
     excluding NYNEX Corporation common shares                -              -            -              -
    Value of Plan's participation in
     Master Trust (Note 3)                                    -              -         11,734           7,316
    Temporary cash investments                              5,203            -            -              -
    Receivable for loan to participants                       -            90,237         -              -
                                                        -----------------------------------------------------
           Total Investments                              459,733          90,237       11,734          7,316

Allotments and contributions receivable (Note 1)            1,155            -              51             29
InterFund, interPlan and other
   transfers receivable-net                                   -              -            -              -
Dividends and interest receivable                              29            -            -              -
Other receivables                                               5            -            -              -
                                                        -----------------------------------------------------
           Total Assets                                   460,922          90,237       11,785          7,345

LIABILITIES

Expenses payable & other payables                              54            -              11              8
InterFund, interPlan and other transfers
  payable - net                                                65            -              50             19
Payable for securities purchased                              -              -            -              -
                                                        -----------------------------------------------------
           Total Liabilities                                  119            -              61             27
                                                        -----------------------------------------------------

Net Assets Available for Plan Benefits
 (Notes 1 and 2)                                         $460,803         $90,237      $11,724         $7,318
                                                         ====================================================






                       See notes to financial statements.

      NYNEX CORPORATION SAVINGS AND SECURITY PLAN (NON-SALARIED EMPLOYEES)
         Statement of Net Assets Available for Plan Benefits (Continued)
                                December 31,1995
                             (Dollars in Thousands)

                                                                      Fund Information
                                                      --------------------------------------------------------
                                                       Global       International
                                                      Balanced          Equity       U.S. Small
                                                        Fund             Fund         Cap Fund           Total
                                                      --------      -------------    ----------          -----
ASSETS

Investments at fair market value (cost $1,585,056)
  (see Notes 2 and 3)
     NYNEX Corporation common shares                  $   -           $  -         $   -            $1,351,766
     Government Obligations pooled fund                   -              -             -                 4,719
     Contracts with insurance companies
      and other financial institutions                    -              -             -               454,530
     Telecommunications Fund common shares,
      excluding NYNEX Corporation common shares           -              -             -               136,274
     Value of Plan's participation in
      Master Trust (Note 3)                              6,871          6,279        10,148            129,978
     Temporary cash investments                           -              -             -                15,474
     Receivable for loan to participants                  -              -             -                90,237
                                                      --------------------------------------------------------
           Total Investments                             6,871          6,279        10,148          2,182,978

Allotments and contributions receivable (Note 1)            31             36            55              3,842
InterFund, interPlan and other
   transfers receivable-net                               -                26          -                   319
Dividends and interest receivable                         -              -             -                   636
Other receivables                                         -              -             -                     5
                                                      --------------------------------------------------------
           Total Assets                                  6,902          6,341        10,203          2,187,780

LIABILITIES

Expenses payable & other payables                            8              8            29                318
InterFund, interPlan and other transfers
 payable - net                                              16           -               33                553
Payable for securities purchased                          -              -             -                   144
                                                      --------------------------------------------------------
           Total Liabilities                                24              8            62              1,015
                                                      --------------------------------------------------------

Net Assets Available for Plan Benefits
 (Notes 1 and 2)                                        $6,878         $6,333       $10,141         $2,186,765
                                                       =======================================================


                       See notes to financial statements.

      NYNEX CORPORATION SAVINGS AND SECURITY PLAN (NON-SALARIED EMPLOYEES)
               Statement of Net Assets Available for Plan Benefits
                                December 31, 1994
                             (Dollars in Thousands)

                                                                 Fund Information
                                             ---------------------------------------------------------
                                                          Diversified
                                             NYNEX         Telephone           Interest
                                             Shares        Portfolio            Income           Loan
                                              Fund         ("DTP")               Fund            Fund
                                             ------       ----------          ----------       --------
ASSETS

Investments at fair market value
  (cost $1,349,183) (see Note 2)
     NYNEX Corporation common shares          $877,428       $  9,637          $    -             $   -
     DTP common shares, excluding NYNEX
       Corporation common shares                   -          104,556               -                 -
     Government Obligations pooled fund            -              -                 -                 -
     Contracts with insurance companies
       and other financial institutions            -              -             418,398               -
     Temporary cash investments                 11,259            164            15,861               -
     Receivable for loans to Plan
       participants                                -              -                 -              71,243
                                               -----------------------------------------------------------
     Total Investments                         888,687        114,357           434,259            71,243

Allotments and contributions receivable
(Note 1)                                             4            -                   3               -
InterFund, interPlan and other
   transfers receivable-net                                       216               -                 -
Receivable for securities sold                     -              -                 -                 -
Dividends and interest receivable               14,088            683                34               -
Other receivables                                  -              -                 -                 -
                                              ------------------------------------------------------------
     Total Assets                              902,779        115,256           434,296            71,243
                                              ------------------------------------------------------------

LIABILITIES

Expenses Payable & other payables                  186             44                79               -
InterFund, interPlan and other
   transfers payable-net                            13             -                766               -
Payable for securities purchased                 1,823             -                -                 -
                                              ------------------------------------------------------------
     Total Liabilities                           2,022             44               845               -
                                              ------------------------------------------------------------

         Net Assets Available for
           Plan Benefits (Notes 1 and 2)      $900,757       $115,212          $433,451           $71,243
                                              ============================================================


                                                             Fund Information
                                             -------------------------------------------
                                                              Diversified
                                             Government          Equity
                                             Obligations        Portfolio          Total
                                             -----------      --------------       -----
ASSETS

Investments at fair market value
  (cost $1,349,183) (see Note 2)
     NYNEX Corporation common shares             $   -             $   -           $887,065
     DTP common shares, excluding NYNEX
       Corporation common shares                     -                 -            104,556
     Government Obligations pooled fund            2,795               -              2,795
     Contracts with insurance companies
       and other financial institutions              -                 -            418,398
     Temporary cash investments                      -                 -             27,284
     Receivable for loans to Plan
       participants                                  -                 -             71,243
                                           ------------------------------------------------
     Total Investments                             2,795               -          1,511,341

Allotments and contributions receivable
(Note 1)                                             -                   1                8
InterFund, interPlan and other
   transfers receivable-net                          -                 -                216
Receivable for securities sold                       -              40,405           40,405
Dividends and interest receivable                    -                 -             14,805
Other receivables                                      3               -                  3
                                           ------------------------------------------------
     Total Assets                                  2,798            40,406        1,566,778
                                           ------------------------------------------------

LIABILITIES

Expenses Payable & other payables                      1                 6              316
InterFund, interPlan and other
   transfers payable-net                             110               315            1,204
Payable for securities purchased                     -                 -              1,823
                                           ------------------------------------------------
     Total Liabilities                               111               321            3,343
                                           ------------------------------------------------

         Net Assets Available for
           Plan Benefits (Notes 1 and 2)          $2,687           $40,085       $1,563,435
                                           ================================================


                       See notes to financial statements.

      NYNEX CORPORATION SAVINGS AND SECURITY PLAN (NON-SALARIED EMPLOYEES)
         Statement of Changes in Net Assets Available for Plan Benefits
                                December 31,1995
                             (Dollars in Thousands)

                                                                                  Fund Information
                                                      ----------------------------------------------------------------------
                                                      NYNEX                                                      Diversified
                                                      Shares       Telecommunications        Government            Equity
                                                      Fund                Fund               Obligations          Portfolio
                                                      ------       ------------------        -----------         -----------
Additions:

Allotments, Contributions and Transfers:
   Employee allotments                             $   48,883             $    872              $  1,014           $ 17,014
   Employing company contributions (Note 1)            61,983                 -                     -                   -
   Loans to participants, net of transfers of
    participants' balances                            (47,532)              (2,903)                1,092             15,649
                                                   ------------------------------------------------------------------------
       Total allotments, contributions
        and transfers                                  63,334               (2,031)                2,106             32,663

Investment Income:
   Dividends on NYNEX Corporation common shares        43,080                  219                  -                   -
   Other dividends                                       -                   4,564                  -                   -
   Interest                                               450                   57                  -                   -
   Net appreciation in the fair value
    of investments                                    422,947               38,607                   355                -
   Allocated share of Master Trust investment
    activities                                            -                   -                     -                17,961
                                                 --------------------------------------------------------------------------

       Total additions                                529,811               41,416                 2,461             50,624
                                                   ------------------------------------------------------------------------

Deductions:

Administrative expenses                                   462                   64                     5                 29
Distributions to participants                          75,036               11,209                   340              2,577
                                                   ------------------------------------------------------------------------

       Total deductions                                75,498               11,273                   345              2,606
                                                   ------------------------------------------------------------------------


       Net increase                                 454,313                 30,143                 2,116             48,018

Net Assets Available for Plan Benefits:

Beginning of year - January 1, 1995                   900,757              115,212                 2,687             40,085
                                                   ------------------------------------------------------------------------

End of year - December 31, 1995 (Note 1 and 2)     $1,355,070             $145,355                $4,803            $88,103
                                                   ========================================================================

                       See notes to financial statements.

      NYNEX CORPORATION SAVINGS AND SECURITY PLAN (NON-SALARIED EMPLOYEES) Statement of Changes in Net Assets Available for Plan Benefits (Continued)
                                December 31, 1995
                             (Dollars in Thousands)

                                                                      Fund Information
                                                     ---------------------------------------------------------
                                                                                   Active U.S.
                                                     Interest Income      Loan       Equity      U.S. Balanced
                                                       Fund               Fund        Fund            Fund
                                                     ---------------      ----     -----------   -------------
Additions:

Allotments, Contributions and Transfers:
   Employee allotments                               $ 59,527           $    -       $ 1,956          $ 1,136
   Employing company contributions (Note 1)              -                   -           -                -
   Loans to participants, net of transfers of
    participants' balances                            (20,290)            18,994       8,138            5,341
                                                     --------------------------------------------------------
       Total allotments, contributions
        and transfers                                  39,237             18,994      10,094            6,477

Investment Income:
   Dividends on NYNEX Corporation common shares          -                   -           -                -
   Other dividends                                       -                   -           -                -
   Interest                                            29,115                -           -                -
   Net appreciation in the fair
    value of investments                                 -                   -           -                -
   Allocated share of Master Trust investment
    activities                                           -                   -         1,906            1,022
                                                     --------------------------------------------------------

       Total additions                                 68,352             18,994      12,000            7,499
                                                     --------------------------------------------------------

Deductions:

Administrative expenses                                   191                -            26               23
Distributions to participants                          40,809                -           250              158
                                                     --------------------------------------------------------

       Total deductions                                41,000                -           276              181
                                                     --------------------------------------------------------


       Net increase                                    27,352             18,994      11,724            7,318

Net Assets Available for Plan Benefits:

Beginning of year - January 1, 1995                   433,451             71,243         -                -
                                                     ------------------------------------------------------

End of year - December 31, 1995 (Note 1 and 2)       $460,803            $90,237     $11,724           $7,318
                                                     ========================================================

                       See notes to financial statements.

      NYNEX CORPORATION SAVINGS AND SECURITY PLAN (NON-SALARIED EMPLOYEES)

                                December 31,1995
                             (Dollars in Thousands)

                                                                            Fund Information
                                                ----------------------------------------------------------------------
                                                 Global
                                                Balanced            International           U.S. Small
                                                 Fund                Equity Fund             Cap Fund            Total
                                                --------            -------------           ----------           -----
Additions:

Allotments, Contributions and Transfers:
   Employee allotments                             $ 1,429              $ 2,067               $ 2,081         $  135,979
   Employing company contributions (Note 1)           -                    -                     -                61,983
   Loans to participants, net of transfers of
    participants' balances                           4,593                4,025                 7,545             (5,348)
                                                   ----------------------------------------------------------------------
       Total allotments, contributions
        and transfers                                6,022                6,092                 9,626            192,614

Investment Income:
   Dividends on NYNEX Corporation common shares       -                    -                     -                43,299
   Other dividends                                    -                    -                     -                 4,564
   Interest                                           -                    -                     -                29,622
   Net appreciation in the fair
    value of investments                              -                    -                     -               461,909
   Allocated share of Master Trust investment
    activities                                       1,009                  424                   846             23,168
                                                  ----------------------------------------------------------------------

       Total additions                               7,031                6,516                10,472            755,176
                                                   ---------------------------------------------------------------------

Deductions:

Administrative expenses                                 23                   19                    67                909
Distributions to participants                          130                 164                    264            130,937
                                                  ----------------------------------------------------------------------

       Total deductions                                153                 183                    331            131,846
                                                  ----------------------------------------------------------------------


       Net increase                                  6,878                6,333                10,141            623,330

Net Assets Available for Plan Benefits:

Beginning of year - January 1, 1995                   -                    -                     -             1,563,435
                                                  ----------------------------------------------------------------------

End of year - December 31, 1995 (Note 1 and 2)      $6,878               $6,333               $10,141         $2,186,765
                                                   =====================================================================


                       See notes to financial statements.

      NYNEX CORPORATION SAVINGS AND SECURITY PLAN (NON-SALARIED EMPLOYEES)
                       Statement of Changes in Net Assets
                           Available for Plan Benefits
                                December 31,1994
                             (Dollars in Thousands)

                                                                  Fund Information
                                              ----------------------------------------------------------
                                               NYNEX                                         Diversified
                                              Shares                        Government         Equity
                                               Fund            DTP          Obligations       Portfolio
                                               ----            ---          -----------      -----------
Additions:

Allotments, Contributions and Transfers:
   Employee allotments                        $ 56,743        $   -            $1,013           $14,315
   Employing company contributions (Note 1)     60,076            -               -                 -
   Loans to participants, net of transfers
    of participants' balances                  (12,648)       (12,310)            (59)            6,507
                                              -------------------------------------------------------------
       Total allotments, contributions
        and transfers                          104,171        (12,310)            954            20,822

Investment Income:
   Dividends on NYNEX Corporation
    common shares                               54,240            639             -                 -
   Other dividends                                 -            4,904             -                 -
   Interest                                      2,665              8              25               288
   Net appreciation (depreciation)
    in the fair value of investments           (74,166)        (8,775)             19               539
                                              -------------------------------------------------------------

       Total additions (deductions)             86,910        (15,534)            998            21,649

Deductions:

Administrative expenses                            619            110               8                33
Distributions to participants                   51,569          6,893             184             1,168
                                              -------------------------------------------------------------

       Total deductions                         52,188          7,003             192             1,201
                                              -------------------------------------------------------------


       Net increase (decrease)                  34,722        (22,537)            806            20,448

Net Assets Available for Plan Benefits:

Beginning of year-January 1, 1994              866,035        137,749           1,881            19,637
                                              -------------------------------------------------------------

End of year-December 31, 1994 (Note 1 and 2)  $900,757       $115,212          $2,687           $40,085
                                              =============================================================


                                                                Fund Information
                                                 ----------------------------------------
                                                 Interest
                                                  Income            Loan
                                                   Fund             Fund            Total
                                                   ----             ----            -----
Additions:

Allotments, Contributions and Transfers:
   Employee allotments                          $ 58,914           $   -           $130,985
   Employing company contributions (Note 1)          -                 -             60,076
   Loans to participants, net of transfers
    of participants' balances                     (5,158)           21,831           (1,837)
                                             -----------------------------------------------
       Total allotments, contributions
        and transfers                             53,756            21,831          189,224

Investment Income:
   Dividends on NYNEX Corporation
    common shares                                    -                 -             54,879
   Other dividends                                   -                 -              4,904
   Interest                                       27,958               -             30,944
   Net appreciation (depreciation)
    in the fair value of investments                 -                 -            (82,383)
                                             -----------------------------------------------

       Total additions (deductions)               81,714            21,831          197,568

Deductions:

Administrative expenses                              300               -              1,070
Distributions to participants                     31,179               -             90,993
                                             ----------------------------------------------

       Total deductions                           31,479               -             92,063
                                             ----------------------------------------------


       Net increase (decrease)                    50,235            21,831          105,505

Net Assets Available for Plan Benefits:

Beginning of year-January 1, 1994                383,216            49,412        1,457,930
                                             ----------------------------------------------

End of year-December 31, 1994 (Note 1 and 2)    $433,451           $71,243       $1,563,435
                                             ==============================================



                       See notes to financial statements.

      NYNEX CORPORATION SAVINGS AND SECURITY PLAN (NON-SALARIED EMPLOYEES)

                          NOTES TO FINANCIAL STATEMENTS
                             (Dollars in Thousands)

1.     Plan Description

       The Plan* was established by NYNEX Corporation ("NYNEX") on January 1, 1984 to provide a convenient way for non-salaried employees to save on a regular and long-term basis. Participants are able to invest in one or more combinations of the following funds (referred to herein individually as a "Fund" and collectively as the "Funds"): NYNEX Shares Fund, Telecommunications Fund, Government Obligations, Diversified Equity Portfolio, Interest Income Fund, Active U.S. Equity Fund, U.S. Balanced Fund, Global Balanced Fund, International Equity Fund and U.S. Small Cap Fund.

       Allotments and Contributions

       An Eligible Employee may authorize a basic pre-tax allotment from 1% to 6% of such Eligible Employee's Compensation. An after-tax supplementary allotment of not more than 10% of such Eligible Employee's Compensation may be authorized by employees electing the maximum 6% basic allotment. Employing Company matching contributions are made based upon an amount equal to 66 2/3% of the Basic Allotment of each Participating Employee. Such matching contributions are invested only in the NYNEX Shares Fund.

       Contributions are subject to applicable rules set forth in the Internal Revenue Code (the "Code") and the regulations thereunder.

       Participating Employee's are immediately vested in their contributions plus actual earnings thereon. A Participating Employee shall be vested in his/her accrued benefit derived from Employing Company contributions after completing three years of service. Non-vested Employing Company contributions are forfeited and applied as a credit to reduce subsequent contributions of the Employing Company. At December 31, 1995, forfeited non-vested accounts were $34.

       Termination Priorities

       Although it has not expressed any interest to do so, in the event that the Plan is terminated by NYNEX, subject to conditions set forth in the Employee Retirement Income Security Act of 1974, as amended, the Plan provides that the net assets shall be distributed to Participating Employees in an amount equal to their respective vested interests in such assets.





_______________________
* This and certain other capitalized terms used but not defined herein shall have their respective meanings as defined in the Plan Prospectus.

      NYNEX CORPORATION SAVINGS AND SECURITY PLAN (NON-SALARIED EMPLOYEES)
                    NOTES TO FINANCIAL STATEMENTS (Continued)
                             (Dollars in Thousands)

1.     Plan Description (Continued)

       Fund Options

       The NYNEX Shares Fund invests primarily in the common stock of NYNEX.

       The Telecommunications Fund replaced the Diversified Telephone Portfolio ("DTP") on May 1, 1995. The Telecommunications Fund opened with a beginning unit value of 5.4210 which was the closing unit value of the DTP Fund on April 28, 1995. Investment assets in the DTP Fund were transferred from Bankers Trust Company to Mellon Bank, N.A. on May 2, 1995. The Fund's portfolio was restructured and is now comprised of twenty-six North American telephone utility and telecommunications companies each with a minimum market value of approximately $1 billion. Among the twenty-six companies are the eight companies that comprised the DTP. Unlike the DTP, the Telecommunications Fund is open to new contributions and allotments and its earnings are reinvested in the Fund. The Fund is a market weighted index fund and since May 1, 1995, has been managed by NYNEX Asset Management Company ("NAMCO").

       The Diversified Equity Portfolio invests in an equity index fund which, since January 3, 1995, has been managed by NAMCO. Only the Plan and the NYNEX Corporation Savings Plan for Salaried Employees have interests in this Fund. This Fund is principally a portfolio of common stocks constructed and maintained with the objective of providing investment results which approximate the overall performance of the common stocks included in the Standard and Poors Composite Index of 500 stocks.

       The Government Obligations Fund invests in a Bankers Trust Company pooled Short Government Bond Index Fund. This Fund invests primarily in fixed income securities of the United States Government or any agency thereof with the objective of providing investment results which approximate the overall performance of the securities included in the Lehman Brothers Inc. 1-3 year Government Index. The Fund is managed by Bankers Trust Company.

       The Interest Income Fund invests primarily in a diversified portfolio of guaranteed insurance contracts issued by insurance companies ("GICs"). Some of the assets of the Fund are also invested in pools of asset-backed securities, corporate bonds, and obligations of the United States Government and its agencies ("Synthetic Guaranteed Investment Contract"). As an integral part of the purchase of each pool of these investments, a financial institution agrees to protect the pool, via a wrapper contract, to the extent its market value and/or interest return fluctuates but not in the event of a default of any security in the pool. The Plan is exposed to credit risk in the event of nonperformance by the entities with whom the contracts are placed. The Plan seeks to minimize credit risk by

      NYNEX CORPORATION SAVINGS AND SECURITY PLAN (NON-SALARIED EMPLOYEES)
                    NOTES TO FINANCIAL STATEMENTS (Continued)
                             (Dollars in Thousands)

1.     Plan Description (Continued)

       diversifying among a group of GIC issuers and other financial institutions which meet certain investment criteria established by NAMCO. These contracts guarantee (i) a fixed rate of interest for a fixed period of time or (ii) a fixed rate of interest for a fixed or indefinite period of time combined with the right to participate in income earned above such fixed rate. Such interest is not guaranteed by any of the Employing Companies. Effective September 1, 1993, the Plan was changed to allow greater flexibility for investments in a wider range of interest-bearing investments by redefining the types of investments permitted under this Fund. The Fund is managed by NAMCO.

       The following five Funds commenced operations on January 3, 1995: U.S. Balanced Fund, Global Balanced Fund, Active U.S. Equity Fund, International Equity Fund and U.S. Small Cap Fund. In addition to the Diversified Equity Portfolio, each of these Funds invests in the assets of the NYNEX Master Pension Trust ("Master Trust") as delegated by NAMCO.

       The U.S. Balanced Fund invests in stocks and bonds of U.S. corporations in a variety of industries. This Fund targets approximately 60 percent in stocks with most of the remainder in bonds. As of December 31, 1995, NAMCO had selected the following Master Trust pooled accounts for the
       Fund: Fidelity Management Trust Company, Franklin Portfolio Associates, Inc., State Street Research and Management Company, TCW Asset Management Company, and Western Asset Management Company.

       The Global Balanced Fund primarily invests in a diversified array of international capital market stocks and bonds. The Fund has investments in a variety of developed countries in Europe and the Pacific. The Fund targets approximately 65 percent in stocks with most of the remainder in bonds. As of December 31, 1995, NAMCO had selected the following unitized investment advisor account(s) of the Master Trust ("Master Trust pooled accounts") for the Fund: Fidelity Management Trust Company, Franklin Portfolio Associates, Inc., State Street Global Advisors, State Street Research and Management Company, TCW Asset Management Company, Western Asset Management Company and World Invest Limited.

       The Active U.S. Equity Fund invests primarily in domestic common stocks. As of December 31, 1995, NAMCO had selected the following Master Trust pooled accounts for the Fund: Fidelity Management Trust Company, Franklin Portfolio Associates, Inc., and TCW Asset Management Company.

       The International Equity Fund invests in twenty international equity markets of developed countries in Europe and the Pacific; it has investments in many industries. The portfolio held may include both large and small capitalization stocks. As of

      NYNEX CORPORATION SAVINGS AND SECURITY PLAN (NON-SALARIED EMPLOYEES)
                    NOTES TO FINANCIAL STATEMENTS (Continued)
                             (Dollars in Thousands)

1.     Plan Description (Continued)

       December 31, 1995, NAMCO had selected State Street Global Advisors as the Master Trust pooled account for the Fund.

       The U.S. Small Cap Fund invests in the domestic stocks of smaller-sized companies, generally with market capitalization under $1 billion at the time of purchase. As of December 31, 1995, NAMCO had selected the following Master Trust pooled accounts for the Fund: Gardner Lewis Asset Management, L.P. and Investment Counselors of Maryland, Inc.

       The Master Trust pooled accounts selected as of May 31, 1996, were the same as those as of December 31, 1995, except for the addition of Morgan Stanley Asset Management and Capital Guardian Trust Company for both the Global Balanced Fund and International Equity Fund.

       Pursuant to the Plan, loans were initially made available to certain Participating Employees effective January 1, 1989. The amount that a Participating Employee may borrow is limited by certain factors, including the Employee's vested interest in the respective Employee's pre-tax account. Generally, the amount can be no less than $1 and no greater than $50. An Employee may not have more than two loans outstanding. Except under certain circumstances, the loans provide for periodic repayments over a period not to exceed five years, at an interest rate determined under the Plan. Effective September 1, 1993, Participating Employees also may prepay the entire loan at any time, after the first of the month following the loan effective date. Loans are collateralized by the Participating Employee's vested account and are recorded in the Loan Fund. In the event of a default, all of the Participating Employee's contributions to the Plan shall be suspended. In addition, the Employees' Benefit Committee (the "Committee") shall cause the amount of unpaid debt to be deducted from any interest in, or payment or distribution from, the Employee's account, subject to certain limitations. If the amount of such interest, payment or distribution is not sufficient to repay the unpaid balance of said debt, the Committee may exercise the Plan's right, if any, to any non-Plan assets and to the extent a loan balance remains, take whatever collection action, including suit, the Committee determines necessary.

       During 1995, Bankers Trust Company and Mellon Bank, N.A. were the Trustees for the Plan. Mellon Bank, N.A. was custodian of the assets for the Diversified Equity Portfolio, the U.S. Balanced Fund, the Global Balanced Fund, the Active U.S. Equity Fund, the International Equity Fund and the U.S. Small Cap Fund. Mellon Bank, N.A. was also custodian of the assets for the Telecommunications Fund beginning May 2, 1995. Bankers Trust Company was custodian of the assets for all other Funds during

      NYNEX CORPORATION SAVINGS AND SECURITY PLAN (NON-SALARIED EMPLOYEES)
                    NOTES TO FINANCIAL STATEMENTS (Continued)
                             (Dollars in Thousands)

1.     Plan Description (Continued)

       1995, including the DTP, until its assets were transferred to Mellon Bank, N.A. on May 2, 1995 as the Telecommunications Fund. Beginning January 1, 1996, all of the assets of the Plan were transferred to the Master Trust (see Note 3) for which Mellon Bank, N.A. is the Trustee and custodian of all Master Trust assets.

       Watson Wyatt Worldwide was the recordkeeper for the Plan during 1995.

       For a complete description of the Plan, participants should refer to the Plan Documents.

2.     Accounting Policies

       Value of Investments Held Outside of the Master Trust

       The value of NYNEX shares, throughout the respective Funds, and the value of the shares of each company in the Telecommunications Fund (DTP for 1994 and through April 28, 1995) are determined on the basis of the closing price per share as quoted by the New York Stock Exchange Composite Transactions listing on December 31 or, if no sales were made on that date, at the closing price on the first preceding day on which sales were made.

       The value of the Plan's investment in the pooled Short Government Bond Index Fund included in the Government Obligations Fund is based on the pooled Fund's respective per share value. The Trustee of the pooled Funds determines per share value based upon fair market value of the underlying securities held by the Funds at December 31.

       The value of each contract with an insurance company or other financial institution included in the Interest Income Fund is reported at contract value in the Statements of Net Assets Available for Plan Benefits based upon the principal then invested in by the Fund plus the interest then accrued on such principal, which approximates the fair market value. In accordance with Statement of Position 94-4 "Reporting of Investment Contracts Held by Health and Welfare and Defined Contribution Pension Plans" and in connection with fully benefit-responsive investment contracts, the following information is presented:

       (i) The asset weighted crediting interest rate yielded a return of 6.6%.

       (ii) The crediting interest rates at December 31, 1995 ranged from 5.1% to 9.1%.

       (iii) The fair market value, as determined either by discounting future cash flows or by the market value of the underlying investments, at December 31, 1995 was approximately $452,738.

      NYNEX CORPORATION SAVINGS AND SECURITY PLAN (NON-SALARIED EMPLOYEES)
                    NOTES TO FINANCIAL STATEMENTS (Continued)
                             (Dollars in Thousands)

2.     Accounting Policies (Continued)

       Value of Investments Held In the Master Trust (see Note 3)

       The Trustee of the Master Trust values the investments in the Master Trust as follows:

       Investments in securities traded on national and foreign securities exchanges are valued by the Trustee at the last reported sale prices on the last business day of the year or, if no sales were reported on that date, at the last reported bid prices. Over-the-counter securities and government obligations are valued at the bid prices or the average of the bid and asked prices on the last business day of the year from published sources where available or, if not available, from other sources considered reliable, generally broker quotes.

       Forward currency contracts are valued by the Trustee at the exchange rate prevailing on the last business day of the year. Index futures contracts are valued by the Trustee at the closing index futures price prevailing on the last business day of the year. Both exchange rates and index futures prices are readily available from published sources.

       Temporary cash investments are stated at cost which approximates fair market value.

       Purchases and Sales of Investments

       Purchases and sales of investments are reflected as of the trade date.

       Realized gains and losses on sales of investments are determined on the basis of average cost.

       Investment Income

       Dividend income is recorded on the ex-dividend date. Interest earned on investments is recorded on the accrual basis.

       Appreciation (Depreciation) of Investments

       The Statements of Changes in Net Assets Available for Plan Benefits reflects the net appreciation (depreciation) in the fair market value of the Plan's investments, which consists of the realized gains or losses and the unrealized appreciation (depreciation) on those investments.

       Distributions

       Distributions elected to be withdrawn and distributed from the Plan by participants are recorded when paid.

      NYNEX CORPORATION SAVINGS AND SECURITY PLAN (NON-SALARIED EMPLOYEES)
                    NOTES TO FINANCIAL STATEMENTS (Continued)
                             (Dollars in Thousands)

2.     Accounting Policies (Continued)

       Plan Expenses

       Effective January 1, 1993, the Plan pays certain administrative fees out of Fund assets held in the Master Trust and, effective March 1, 1995, out of interest income earned from the Plan's disbursement account, as held by the Trustee, in accordance with Plan provisions and to the extent permitted by law. Any fees not paid by the Plan are paid by NYNEX.

       NYNEX's Use of Estimates

       The preparation of financial statements in conformity with generally accepted accounting principles requires NYNEX, as Plan administrator, to make estimates on behalf of the Plan and assumptions that affect the reported amounts of assets and liabilities at the date of financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates.

3.     Investments

       The following table reflects the investments that represent 5% or more of the Plan's net assets:
                                                   1995           1994
                                                   ----           ----
         NYNEX Corporation common shares      $1,351,776      $887,065
         New York Life Insurance Company               -      $ 90,952

       Investment in NYNEX Master Trust

       The Master Trust was established on January 1, 1984, and prior to January 1, 1995, it served as the vehicle for the investment of the assets of the two NYNEX defined benefit pension plans, the NYNEX Pension Plan and the NYNEX Management Pension Plan. Effective January 1, 1995, the Master Trust was amended to incorporate, in addition to the assets of such defined benefit pension plans, the following: (1) as of January 1, 1995, certain of the assets of the Plan and the NYNEX Corporation Savings Plan for Salaried Employees and (2) as of January 1, 1996, all of the assets of the Plan and the NYNEX Corporation Savings Plan for Salaried Employees.

       All of the investment assets in the Master Trust are managed by investment advisors. Certain investments held in the Master Trust are unitized, aggregated and reported by the Master Trust as pooled accounts with a carrying value of $4,340,668 at December 31, 1995 and with investment earnings of $1,741,698 for the year ended December 31, 1995.

      NYNEX CORPORATION SAVINGS AND SECURITY PLAN (NON-SALARIED EMPLOYEES)
                    NOTES TO FINANCIAL STATEMENTS (Continued)
                             (Dollars in Thousands)

3.     Investment in Master Trust (Continued)

       The investments held in the Master Trust pooled accounts at December 31, 1995 are as follows:

               Description                   Fair Market Value  (Note 2)
               -----------                   ---------------------------

       Bonds and notes:
         U. S. Government Obligations         $  328,728
         Mortgages and other
          corporate                              264,296      $   593,024
                                              ----------
       Preferred stocks                                             8,938
       Common stocks:
         NYNEX Corporation                        16,679
         Other corporate                       3,173,098        3,189,777
                                              ----------
       Real estate                                                     --
       Venture capital limited partnership                             --
       Pooled funds and registered
        investment companies                                       14,156
       Forward currency sell contracts                            151,124
       Receivables for securities sold                             17,386
       Other investments*                                         310,098
       Temporary cash investments and
        accrued income                                            259,172
                                                                4,543,675
       Payables for securities purchased                          (50,667)
       Forward currency purchase contracts                       (152,340)
       Other liabilities                                               --
                                                             ------------
       Net investments                                       $  4,340,668
                                                             ============

       The Plan's sole investment in the Master Trust is its Fund Options' undivided interest in the Master Trust pooled accounts. The Plan's interests in the Master Trust pooled accounts' carrying value and investment income are reported in each respective Fund Options as the "Value of the Plan's participation in the Master

* Other investments include foreign investments, principally foreign government debt.

      NYNEX CORPORATION SAVINGS AND SECURITY PLAN (NON-SALARIED EMPLOYEES)
                    NOTES TO FINANCIAL STATEMENTS (Continued)
                             (Dollars in Thousands)

3.     Investment in Master Trust (Continued)

       Trust" and "Allocated share of Master Trust investment activities" in the Statement of Net Assets at December 31, 1995 and Statement of Changes in Net Assets Available for Plan Benefits as of December 31, 1995, respectively. The Master Trust pooled accounts also hold interests of the NYNEX Savings Plan for Salaried Employees and the NYNEX defined benefit pension plans and accordingly, the totals in each statement do not equal the carrying value or net investment income of/from the Master Trust pooled accounts in this accompanying footnote.

       Investments are allocated to the Plan's Fund Options in accordance with their respective percentages of interest. The proportionate interests of the Plan's Fund Options at December 31, 1995 are as follows:

       Active            U.S.             Global        International             U.S.       Diversified
       Equity        Balanced           Balanced             Equity          Small Cap          Equity
        Fund             Fund              Fund               Fund               Fund         Portfolio
       ------        --------           --------        -------------        ---------       ----------
        0.2703%       0.1685%            0.1583%           0.1447%           0.2338%          2.0188%

      NYNEX CORPORATION SAVINGS AND SECURITY PLAN (NON-SALARIED EMPLOYEES)
                    NOTES TO FINANCIAL STATEMENTS (Continued)
                             (Dollars in Thousands)

3.     Investment in Master Trust (Continued)

       Investment income and expenses are allocated to the Plan's Fund Options daily in accordance with their respective daily percentages of interest in the Master Trust's pooled accounts. Percentages of interest are based on the daily ratio of units owned by each Plan's Fund Options to the total units in the Master Trust pooled accounts. The allocated net investment income from the Master Trust pooled accounts to the Plan's Fund Options for the year ended December 31, 1995 is as follows:

       Description                                                        Fair Market Value
       -----------                     ---------------------------------------------------------------------------------------------
                                         Active        U.S. Balanced       Global      International   U.S. Small      Diversified
                                       Equity Fund            Fund      Balanced Fund   Equity Fund     Cap Fund    Equity Portfolio
                                       ---------------------------------------------------------------------------------------------
       Interest                        $    1            $   87          $  108           $  5          $ 27           $   576
       Dividends                          142                65              53            105            64             1,289
       Net Appreciation in the fair
        value of investments            1,763               868             845            314           755            16,095

       Other income/(expenses) - net        -                 2               3              -             -                 1
                                       ------            ------          ------           ----          ----           -------
              Net Investment Income    $1,906            $1,022          $1,009           $424          $846           $17,961
                                       ======            ======          ======           ====          ====           =======

      NYNEX CORPORATION SAVINGS AND SECURITY PLAN (NON-SALARIED EMPLOYEES)
                    NOTES TO FINANCIAL STATEMENTS (Continued)
                             (Dollars in Thousands)

3.     Investment in Master Trust (Continued)

       Derivative Financial Instruments

       Derivative financial instruments are used by the Master Trust's pooled accounts primarily to rebalance fixed income/equity allocations, to efficiently gain exposure to a specific underlying market, and to hedge the currency risk associated with foreign investments. Leveraging of the Plan's assets and speculation are prohibited as stated in the Plan documents. Currency hedge positions are not permitted to exceed the level of exposure in the Plan's foreign asset base. The derivatives most commonly used by investment managers are highly liquid exchange traded equity and fixed income futures and over-the-counter foreign exchange forward contracts.

       NYNEX's use of financial instruments for risk management purposes is represented by notional amounts. These notional values represent solely contractual amounts that serve as the basis or reference amounts upon which contractually stipulated calculations are based. Therefore, these amounts are intended to serve as general volume indicators only and do not represent the potential gain or loss from market or credit risks.

       The credit risk and amount of accounting loss of the Plan's forward contracts is equal to any gains which have not yet settled as of the Plan's year end. The credit exposure of the Plan's futures contracts is equal to the posted margin plus any unsettled positive variation margin. The amount of accounting loss at year end is equal to any variation margin owed to the Plans. The Plan's interest in foreign exchange forward contracts represent less than 5% of the Plan's net assets at December 31, 1995.

       Held for Trading Purposes

       The Plan's total interests in the notional and fair market values at December 31, 1995 and the average fair market values during the year of the equity and income futures contracts held by the Master Trust pooled accounts for trading purposes are as follows:

                                 Notional         Fair           Average
                                  Amount      Market Value   Fair Market Value

         Index future contracts   $5,415         $5,704          $14,221

       The Plan was allocated $4,455 of net trading gains from futures contracts.

      NYNEX CORPORATION SAVINGS AND SECURITY PLAN (NON-SALARIED EMPLOYEES)
                    NOTES TO FINANCIAL STATEMENTS (Continued)
                             (Dollars in Thousands)

4.     Number and Value of Units

       The interest of an employee in each Fund of the Plan, with the exception of the Loan Fund, is represented by units as described in Section 8 of the Plan. Effective August 1, 1994, a Participant's unit value is determined daily by dividing each Fund's adjusted net assets, as defined in the Plan, by the number of outstanding units. The number and value of units at each month end in 1995 and 1994, which are all unaudited except at December 31, 1995 and 1994, carried to the fourth decimal place, were as follows:

                                            December 31,1995             December 31,1994
                                            ----------------             ----------------
                                         Number           Value          Number         Value
                                        of Units         per Unit       of Units       per Unit
                                        --------         --------       --------       --------
       NYNEX Shares Fund               193,609,757       $6.9990      196,372,800      $4.5870
       Telecommunications Fund*         21,091,705        6.8916       23,059,479       4.9963
       Government Obligations            3,663,503        1.3110        2,288,845       1.1731
       Diversified Equity Portfolio     49,045,888        1.7963       30,802,010       1.3014
       Interest Income Fund             93,007,915        4.9544       93,447,923       4.6384
       Active U.S. Equity Fund           8,584,517        1.3657          -                 -
       U.S. Balanced Fund                5,671,039        1.2904          -                 -
       Global Balanced Fund              5,417,434        1.2696          -                 -
       International Equity Fund         5,789,153        1.0939          -                 -
       U.S. Small Cap Fund               7,951,932        1.2753          -                 -

       * Unit value for December 31,1994 is representative of the DTP Fund which was replaced by the Telecommunications Fund on May 1, 1995 (See Note 1)

      NYNEX CORPORATION SAVINGS AND SECURITY PLAN (NON-SALARIED EMPLOYEES)

                             (Dollars in Thousands)

                       NYNEX                 Telecommunications               Government                   Diversified
                    Shares Fund                      Fund *                  Obligations                Equity Portfolio
                    -----------              ------------------              -----------                ----------------
               Number          Value        Number         Value        Number          Value       Number             Value
1995          of Units        Per Unit     of Units       Per Unit     of Units        Per Unit    of Units           Per Unit
- ----          --------        --------     --------       --------     --------        --------    --------           --------
                     (Unaudited)                  (Unaudited)                 (Unaudited)                  (Unaudited)
January       195,434,335       4.9201     22,847,852        5.2602      2,387,847       1.1931    30,215,204          1.3372
February      194,855,081       4.8904     22,604,453        5.2473      2,440,536       1.2097    30,805,187          1.3905
March         194,563,283       5.0084     22,325,385        5.2674      2,559,527       1.2176    31,896,349          1.4303
April         193,898,152       5.1634     21,723,244        5.4210      2,628,026       1.2284    32,999,731          1.4715
May           193,689,979       5.2722     21,381,002        5.3689      2,731,774       1.2493    34,235,583          1.5308
June          194,329,895       5.1578     21,185,884        5.5087      2,771,778       1.2559    36,004,387          1.5665
July          193,667,969       5.2838     21,059,650        5.7173      2,868,396       1.2613    38,176,589          1.6167
August        193,378,077       5.7593     21,056,810        5.9820      2,876,218       1.2683    40,974,404          1.6220
September     193,520,953       6.1094     21,067,900        6.4117      3,016,078       1.2741    43,061,420          1.6903
October       193,192,325       6.0893     20,964,829        6.4404      3,304,803       1.2849    44,780,236          1.6839
November      193,282,111       6.4247     21,025,261        6.6080      3,435,117       1.2958    47,592,023          1.7569

               Interest Income Fund            Active U.S. Equity Fund                U.S. Balanced Fund
               --------------------            -----------------------                -------------------
            Number                Value      Number                  Value      Number                   Value
1995       of Units              Per Unit    of Units               Per Unit    of Units               Per Unit
- ----       --------              --------    --------               --------    --------               --------
                    (Unaudited)                        (Unaudited)                        (Unaudited)
January     93,386,880            4.6612      1,803,717               1.0164      1,078,303             1.0090
February    94,202,680            4.6837      2,788,543               1.0580      1,674,723             1.0440
March       94,887,711            4.7086      3,629,404               1.0858      2,240,320             1.0634
April       95,000,033            4.7311      4,388,868               1.1182      2,791,775             1.0886
May         94,743,807            4.7580      5,135,150               1.1574      3,372,860             1.1305
June        94,808,395            4.7828      5,647,241               1.1902      3,712,033             1.1543
July        94,644,217            4.8078      6,424,600               1.2464      4,155,240             1.1848
August      94,181,735            4.8351      6,955,457               1.2597      4,696,009             1.1987
September   93,609,740            4.8605      7,462,977               1.3021      5,011,787             1.2287
October     93,700,171            4.8883      7,760,889               1.2831      5,215,075             1.2249
November    93,504,457            4.9152      8,422,898               1.3377      5,506,894             1.2643

               Global Balanced Fund                Int'l Equity Fund                US Small Capital Fund
               --------------------                -----------------                ---------------------
           Number                 Value      Number                  Value       Number                 Value
1995       of Units              Per Unit   of Units                Per Unit    of Units               Per Unit
- ----       --------              --------   --------                --------    --------               --------
                    (Unaudited)                        (Unaudited)                        (Unaudited)
January      1,564,187            1.0065      2,397,388               0.9821      1,225,075             0.9801
February     2,771,015            1.0361      3,124,160               0.9804      1,872,985             1.0318
March        2,770,827            1.0608      3,713,345               1.0295      2,675,109             1.0787
April        3,369,989            1.0891      4,419,685               1.0648      3,560,214             1.1250
May          3,850,718            1.1221      5,137,992               1.0540      4,417,851             1.1537
June         4,061,438            1.1397      5,164,815               1.0404      5,264,843             1.2289
July         4,463,462            1.1786      5,015,326               1.0966      6,771,951             1.3363
August       4,626,010            1.1837      4,994,783               1.0557      8,021,289             1.3240
September    4,728,230            1.2107      5,047,973               1.0592      8,287,919             1.3460
October      4,869,604            1.2002      5,133,746               1.0227      7,999,866             1.2813
November     5,221,949            1.2392      5,380,897               1.0456      8,079,406             1.2976

* Unit values for January through April reflect the DTP fund which was replaced by the Telecommunications Fund on May 1, 1995 (see Note 1).

      NYNEX CORPORATION SAVINGS AND SECURITY PLAN (NON-SALARIED EMPLOYEES)
                    NOTES TO FINANCIAL STATEMENTS (Continued)
                             (Dollars in Thousands)

5.     Federal Income Taxes

       The Internal Revenue Service has determined and informed NYNEX by a letter dated September 25, 1995, that the Plan, as submitted, is qualified and the Master Trust established under the Plan is tax-exempt, under the appropriate sections of the Code. The Plan has been amended since receiving the determination letter. However, the Plan administrator and the Plan's tax counsel believe that the Plan is currently designed and being operated in compliance with the applicable requirements of the Code. Therefore, they believe that the Plan was qualified and the related Master Trust was tax-exempt as of the date of the financial statements.

6.     Related Party Transactions

       NAMCO, a wholly owned subsidiary of NYNEX, is the investment adviser for the Telecommunications Fund, Diversified Equity Portfolio and the Interest Income Fund and therefore qualifies as a party-in-interest. NAMCO received no compensation from the Plan for the investment advisory services rendered to the Plan.

7.     Concentrations of Credit Risk

       Financial instruments which potentially subject the Plan to concentrations of credit risk consist principally of investment contracts with insurance companies and other financial institutions.

       The Plan places its investment contracts with high-credit quality insurance companies and financial institutions in order to limit credit exposure.

      NYNEX CORPORATION SAVINGS AND SECURITY PLAN (NON -SALARIED EMPLOYEES)
                    NOTES TO FINANCIAL STATEMENTS (Continued)
                             (Dollars in Thousands)

8.     Plan Amendments

       On December 22, 1995, the Plan was amended to adopt amendments required by the Internal Revenue Service as part of the determination letter process. The amendments pertain to the family aggregation rules and the rules for cash or deferred arrangements.

       Effective January 1, 1996, the Plan was changed in certain respects, including the following:

       - to expand the "deemed" hardship withdrawals to include payment of room and board expenses.

       Effective May 1, 1995, the Plan was changed in certain respects including the following:

       - to eliminate the DTP and replace it with the Telecommunications Fund.

       Effective April 1, 1995, the Plan was changed in certain respects including the following:

       - to reduce the minimum Employee Basic Allotment from 2% to 1%.

       Effective January 3, 1995, the Plan was changed in certain respects including the addition of five new investment options. The new options are as follows:

       -   The U.S. Balanced Fund,
       -   The Global Balanced Fund,
       -   The Active U.S. Equity Fund,
       -   The International Equity Fund and
       -   The U.S. Small Cap Fund.

      NYNEX CORPORATION SAVINGS AND SECURITY PLAN (NON-SALARIED EMPLOYEES)
                    NOTES TO FINANCIAL STATEMENTS (Continued)
                             (Dollars in Thousands)

9.     Reconciliation of Form 11-K to Form 5500

       The Department of Labor requires that amounts allocated to accounts of persons who have elected to withdraw from the Plan but have not yet been paid be reported as liabilities on the Plan's Form 5500. In accordance with the relevant American Institute of Certified Public Accountants audit and accounting guide, benefit amounts should not be accrued as liabilities of the Plan. The following is a reconciliation of distributions to participants and net assets available for Plan benefits in the financial statements to the amounts reported in Form 5500.

                                                                        December 31,
                                                                    1995                1994
                                                                    ----                ----
         Aggregate distributions to participants
         as  presented in the Statement of Changes
         in Net Assets Available for Plan Benefits              $  130,937          $   90,993

         Add:  Current year benefits claims payable
         presented in the Statement of Net Assets Available
         for Plan Benefits in Form 5500 (see Note 2)                   428                 858

         Less:  Prior year benefits claims payable
         presented in the Statement of Net Assets Available
         for Plan Benefits in Form 5500  (see Note 2)                   58               4,354
                                                                ----------          ----------

         Benefit payments and payments to provide
         benefits directly to Participants and
         beneficiaries presented in the Statement of
         Changes in Net Assets Available for Plan
         Benefits in Form 5500                                  $  131,307          $   87,497
                                                                ==========          ==========



         Net assets available for Plan benefits
         presented in the statement of Net Assets
         Available for Plan Benefits                            $2,186,765          $1,563,435

         Less:  Benefits claims payable presented
         in the Statement of Net Assets Available
         for Plan Benefits in Form 5500 (see Note 2)                   428                 858
                                                                ----------          ----------

         Net assets available for Plan benefits presented
         in the Statement of Net Assets Available for Plan
         Benefits in Form 5500                                  $2,186,337          $1,562,577
                                                                ==========          ==========

      NYNEX CORPORATION SAVINGS AND SECURITY PLAN (NON-SALARIED EMPLOYEES)
           ITEM 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
                             (Dollars in Thousands)

                                                                    December 31, 1995
                                                       -----------------------------------------
                                                       Number of
                                                       Shares or                           Fair
                                                       Principal                          Market
Name of Issuer and Title of Issue                        Amount            Cost           Value
- ---------------------------------                      ---------           ----           -----
NYNEX SHARES FUND
   NYNEX Corporation common shares*--(99.2%).......     24,895,116 shs      $841,518       $1,344,336
   Temporary Cash Investments--(0.7%)..............         $9,197             9,197            9,197
                                                                            --------       ----------

         Total NYNEX Shares Fund--(99.9%)...........                         850,715        1,353,533
                                                                            --------       ----------

TELECOMMUNICATIONS FUND

   NYNEX Corp. common shares--(5.1%)...............        137,597 shs         2,352            7,430
                                                                            --------       ----------

   Other common stock:
     Airtouch Communications Inc...................        159,565 shs         5,045            4,508
     Alltel Corp...................................         61,039             1,759            1,801
     Ameritech Corp New............................        178,423             2,274           10,527
     AT&T Corp ....................................        512,071             9,880           33,156
     BCE Inc.......................................         99,920             3,279            3,447
     Bell Atlantic Corp............................        140,979             2,727            9,428
     BellSouth Corp................................        319,907             3,562           13,916
     Century Tel Enterprises Inc...................         18,674               557              593
     Cincinnati Bell Inc...........................         20,811               581              723
     Frontier Corp.................................         50,541             1,393            1,516
     GTE Corp......................................        312,674            11,574           13,758
     MCI Communications Corp.......................        218,932             5,237            5,720
     MFS Communications Co Inc.....................         20,625               853            1,098
     Nextel Communications Inc CL A................         62,293             1,154              919
     Pacific Telesis Group.........................        138,396             1,249            4,654
     Paging Network Inc............................         32,424               681              790
     Rogers Cantel Mobile Commn Inc CL B Sub Vtg...          5,807               146              154
     SBC Communications Inc........................        196,705             2,473           11,310
     Southern New England Telecommunications Corp..         20,811               736              827
     Sprint Corp...................................        112,602             4,037            4,490
     Telefonos De Mexico S A Sponsored Adr
      Repstg Sh Ord L..............................        128,070             4,235            4,082
     Telephone & Data Sys Inc......................         18,395               766              727
     U S West Communications Group.................        152,084             2,282            5,437
     United States Cellular Corp...................         15,562               545              525
     Worldcom Inc..................................         61,504             1,935            2,168
                                                                            --------       ----------

         Total Other common stock--(93.8%).........                           68,960          136,274
                                                                            --------       ----------

   Temporary Cash Investments--(.7%)...............         $1,074             1,074            1,074
                                                                            --------       ----------

         Total Telecommunications Fund--(99.6%).....                          72,386          144,778
                                                                            --------       ----------

GOVERNMENT OBLIGATIONS

   Pooled Short Government Bond Index Fund--(98.3%)      3,529,635 shs         4,338            4,719
                                                                            --------       ----------

         Total Government Obligations--(98.3%)......                           4,338            4,719
                                                                            --------       ----------

      NYNEX CORPORATION SAVINGS AND SECURITY PLAN (NON-SALARIED EMPLOYEES)

                             (Dollars in Thousands)

                                                                                                      December 31, 1995
                                                                                         ---------------------------------------
                                                                                         Number of
                                                                                         Shares or                         Fair
                                                                                         Principal                        Market
                      Name of Issuer and Title of Issue                                    Amount           Cost           Value
                      ---------------------------------                                  ---------          ----           -----
INTEREST INCOME FUND
   Contracts with Insurance Companies and Other Financial Institutions:+
   Aetna**, 6.00%, matures 4/1/96.....................................................        13,374 shs     $13,374        $13,374
   American International Life Assurance Company, 5.84%-7.64%, matures 6/30/96-12/31/96       23,582          23,582         23,582
   Brundage Story & Rose, 6.65%, matures 4/1/99-6/30/00 ..............................        26,054          26,054         26,054
   CDC Investment Management Corporation, 5.70%-7.51%, matures 6/30/96-9/3/99 ........        62,409          62,409         62,409
   John Hancock Mutual Life Insurance Company, 6.00%-7.05%, matures 10/1/97-10/1/98...        30,773          30,773         30,773
   Metropolitan Life Insurance Company, 5.67%-9.05%, matures 12/31/95-3/31/99.........        74,803          74,803         74,803
   New York Life Insurance Company, 5.15%-7.6%, matures 12/31/96-6/30/99..............        90,886          90,886         90,886
   The Principal Financial Group, 6.25%, matures 6/30/96-12/31/99......................       37,911          37,911         37,911
   Provident National Assurance Company, 6.34%, matures 4/1/96........................        10,447          10,447         10,447
   The Prudential Insurance Company of America, 5.71%-7.00%, matures 3/31/96-12/31/98.        61,860          61,860         61,860
   Union Bank of Switzerland, 5.10%-5.59%, matures 2/15/98-9/30/98....................        22,431          22,431         22,431
                                                                                                          ----------     ----------

       Total Contracts with Insurance Companies and other Financial Institutions:-(98.6%)                    454,530        454,530

Temporary Cash Investments-(1.1%)...................................................         $ 5,232           5,203          5,203
                                                                                                          ----------     ----------

       Total Interest Income Fund:-(99.7%)............................................                       459,733        459,733
                                                                                                          ----------     ----------

LOAN FUND
   Receivable for Loans to Plan Participants-(100%)..................................        $90,237          90,237         90,237
                                                                                                          ----------     ----------

       Total Loan Fund-(100%).........................................................                        90,237         90,237
                                                                                                          ----------     ----------

                  Grand Total:-(93.9%)..................................................                  $1,477,409     $2,053,000
                                                                                                          ==========     ==========

      NYNEX CORPORATION SAVINGS AND SECURITY PLAN (NON-SALARIED EMPLOYEES)
           ITEM 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
                             (Dollars in Thousands)




- --------------------
* Investment represents 5% or more of the Plan's Net Assets Available for Plan Benefits.

+ The contracts with insurance companies and other financial institutions guarantee the crediting of interest at a stated rate on monies placed with them. Collectively, these contracts result in a composite interest rate. The composite interest rate for the calendar year 1995 was approximately 6.61%.

     The amount of interest credited to the Fund is a function of the timing and size of the remittance of participants' allotments, company contributions and proceeds from maturing contracts.

** The Confederation Life Insurance contract was restructured by the Deputy Rehabilitator appointed by the Georgia Commissioner of Insurance in the last quarter of 1995 and assumed by Aetna Life Insurance and Annuity Company on October 1, 1995. The Aetna contract provides for full payment of principal plus interest at 6% from August 12, 1994 to the maturity date of April 1, 1996.

NOTE: Percentages in parentheses represent the percentage of each Fund's net assets available for Plan benefits.

                                                           SCHEDULE IV
                                                           ------------
        BANKERS TRUST COMPANY                                                               GLOBAL ASSETS - EB
                                           ITEM 27D - SCHEDULE OF REPORTABLE TRANSACTIONS
              NEW YORK              INDIVIDUAL TRANSACTIONS AND ASSOCIATED TRANSACTIONS BY PERSON
                                                    FROM 01/01/1995 TO 12/31/1995           PREPARED ON ACCRUAL BASIS (TRADE-DATED)
        ACCOUNT 125844 - COMBINED                                                           06/12/96                     PAGE     1
                                                           NYNEX CORPORATION
                                                 SAVINGS PLAN (NON-SALARIED EMPLOYEES)
                                                            COMBINED ACCOUNT
                                            MARKET VALUE 12/31/1994  $1,564,849,677.69
              PARTY INVOLVED/                 PURCHASE OR                           COST OF         CURRENT VALUE        NET GAIN
               SECURITY NAME                 SELLING PRICE       EXPENSES            ASSET             OF ASSET           OR LOSS
  ========================================  ==============  =================  =================  =================  ==============
  NO REPORTABLE TRANSACTIONS                                      ***NET***

                                                            SCHEDULE V
                                                           ------------
              NEW YORK                   ITEM 27D PART 2 - SCHEDULE OF REPORTABLE TRANSACTIONS
        BANKERS TRUST COMPANY                      CUMULATIVE TRANSACTIONS BY ISSUE         GLOBAL ASSETS - EB
                                                    FROM 01/01/1995 TO 12/31/1995           PREPARED ON ACCRUAL BASIS (TRADE-DATED)
        ACCOUNT 125844 - COMBINED                                                           06/12/96                     PAGE     1
                                                           NYNEX CORPORATION
                                                 SAVINGS PLAN (NON-SALARIED EMPLOYEES)
                                                            COMBINED ACCOUNT
                                            MARKET VALUE 12/31/1994  $1,564,849,677.69
                                          -----------------D I S P O S E D-----------------         ---------A C Q U I R E D------
          SECURITY DESCRIPTION            SALES           PROCEEDS            GAIN OR LOSS-         PURCHASES               COST
========================================  =====        ==============        ==============         =========         ============
BT PYRAMID DISCRETIONARY                    477       311,349,506.38                  0.00              185         298,465,971.38
CASH FUND
NYNEX NON SALARIED SAVINGS PLAN             152        34,712,016.27                  0.00              284          53,770,073.49
OUTSTANDING LNS TO PARTICIPANTS

                                                              Exhibit (23)



                       CONSENT OF INDEPENDENT ACCOUNTANTS


                             ---------------------



We consent to the incorporation by reference in the registration statements on Form S-8 (File Nos. 33-53477, 33-21635, 2-95634, 2-95780, 33-51897, 2-94110,
33-27802 and 33-16570) of NYNEX Corporation of our reports dated June 24, 1996 on our audits of the financial statements of the NYNEX Corporation Saving Plan for Salaried Employees and the NYNEX Corporation Savings and Security Plan (Non-Salaried Employees) as of December 31, 1995 and 1994, and for each of the two years in the period ended December 31, 1995 and the accompanying schedules of assets held for investment purposes and reportable (5%) transactions as of December 31, 1995, which are included in the Annual Reports on Form 11-K for the above referenced Plans filed, by amendment, as exhibits to the Annual Report on Form 10K of NYNEX Corporation for the year ended December 31, 1995.




/s/ COOPERS & LYBRAND L.L.P.


New York, New York
June 27, 1996

                                    SIGNATURE





Pursuant to the requirements of the Securities Exchange Act of 1934, the Savings and Security Plan Committee of NYNEX Corporation has duly caused this annual report to be signed by the undersigned thereunto duly authorized.






                                 NYNEX CORPORATION SAVINGS
                                 PLAN (NON-SALARIED EMPLOYEES)





                                  By /s/ D. J. Sacco
                                     _____________________________
                                     (D. J. Sacco, Chairman,
                                     Employees' Benefit Committee)




Date:  June 27, 1996
                                       33